Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Second Quarter 2026 Profit

●	Q2 2026 pre-tax income of $139 million, a 29% increase from Q1 2026 with a 9% sequential increase in block hours
●	SkyWest secured an agreement to purchase and operate 11 new E175 aircraft for American Airlines
●	SkyWest’s Board of Directors approved a $250 million increase to its existing stock repurchase program
●	SkyWest took delivery of one new E175 aircraft in Q2 2026 under a previously announced agreement with United Airlines

ST. GEORGE, UTAH, July 23, 2026 -- SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today reported financial and operating results for Q2 2026, including net income of $101 million, or $2.54 per diluted share, compared to net income of $120 million, or $2.91 per diluted share, for Q2 2025. The Q2 2026 financial results were negatively impacted by higher fuel cost per gallon in SkyWest’s prorate business compared to Q2 2025.

Commenting on the results, Chip Childs, President and Chief Executive Officer of SkyWest, said, “Our block hour production outlook remains solid, as we prepare to invest in owning and operating 34 more E175s through the end of 2028. We believe that the fleet initiatives and investments we continue to make create long-term value and cash flow that benefits our people, our customers, and our shareholders. I want to thank our team for their steady, good work through an unusually volatile quarter.”

Financial Results

Revenue was $1.1 billion in Q2 2026, up $68 million, or 7%, from $1.0 billion in Q2 2025. SkyWest’s Q2 2026 block hour production increased 5% compared to Q2 2025 and increased 9% compared to Q1 2026, which reflects higher fleet utilization and strong demand.

Operating expenses were $947 million in Q2 2026, up $82 million, or 9%, from $865 million in Q2 2025, driven by an expected increase in incremental direct operating costs associated with higher production and an increase in the cost per gallon for prorate fuel in Q2 2026 compared to Q2 2025.

Capital and Liquidity

SkyWest had $601 million in cash and marketable securities at June 30, 2026, compared to $707 million at December 31, 2025.

Total debt at June 30, 2026 was $2.3 billion, down from $2.4 billion at March 31, 2026 and December 31, 2025, reflecting $122 million in principal debt payments and $24 million in new debt issued during Q2 2026. Capital expenditures during Q2 2026 were $139 million for the purchase of one new E175 aircraft, spare engines, and other fixed assets.

SkyWest repurchased 833,000 shares of its common stock for approximately $75 million during Q2 2026 at an average price per share of $89.55. During the first half of 2026, SkyWest repurchased 1.6 million shares of its common stock for $150 million. As of June 30, 2026, SkyWest had approximately $63 million of remaining availability under its existing stock repurchase program. As announced today, SkyWest’s Board of Directors approved a $250 million increase to the existing stock repurchase program.

Commercial Agreements

SkyWest secured an agreement to purchase and operate 11 new E175 aircraft under a multi-year flying contract for American Airlines (“American”). The 11 new E175 aircraft are expected to replace 11 CRJ700s SkyWest is currently flying under contract with American. SkyWest is scheduled to purchase the 11 E175s from Embraer with anticipated delivery dates in 2026 and 2027.

The table below summarizes anticipated E175 aircraft deliveries during the periods indicated based on currently available information, which is subject to change. During the first half of 2026, SkyWest had two E175 aircraft deliveries, one for Alaska Airlines (“Alaska”) and one for United Airlines (“United”), which are reflected in the table below.

	2026	2027	2028	Thereafter	Total
United	8	ꟷ	ꟷ	ꟷ	8
Delta Air Lines	ꟷ	10	6	ꟷ	16
American	4	7	ꟷ	ꟷ	11
Alaska	1	ꟷ	ꟷ	ꟷ	1
Unassigned	ꟷ	ꟷ	4	29	33
Total	13	17	10	29	69

By the end of 2027, SkyWest anticipates having 300 E175 aircraft in its fleet. As previously announced, SkyWest entered into a purchase agreement with Embraer, which secures delivery positions for 33 additional E175s from 2028 through 2032 for potential future flying opportunities. SkyWest’s purchase agreement with Embraer also includes purchase rights for 50 additional E175s from Embraer, as previously announced.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines, Inc., SkyWest Charter, LLC (“SWC”) and SkyWest Leasing, Inc., an aircraft equipment leasing company. SkyWest Airlines has a fleet of approximately 500 aircraft connecting passengers to over 240 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines, and Alaska Airlines carrying more than 46 million passengers in 2025.

SkyWest will host its conference call to discuss its second quarter 2026 results today, July 23, 2026, at 2:30 p.m. Mountain Time. The conference call number is 1-888-330-2455 for domestic callers, and 1-240-789-2717 for international callers. Please call up to ten minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at https://events.q4inc.com/attendee/759519720. This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the second quarter 2026 results call, participation at investor conferences and investor presentations can be accessed at inc.skywest.com.

Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” “expects,” “intends,” “believes,” “anticipates,” “estimates,” “should,” “likely” and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the continued demand for our product, the effect of economic conditions on SkyWest’s business, financial condition and results of operations, SkyWest’s plans with respect to share repurchases, the timing of scheduled aircraft deliveries, including with respect to aircraft for which SkyWest holds firm delivery positions or purchase rights, the transition of the new E175 aircraft to replace existing aircraft in SkyWest’s fleet and the timing thereof, transition of SkyWest’s CRJ200 fleet to the CRJ450 configuration, fleet expansion and anticipated fleet size for SkyWest in upcoming periods, expected production levels in future periods, SkyWest’s coordination with major airline partners regarding the delivery of aircraft under previously announced agreements and timing of placing new aircraft deliveries into service, increasing the utilization and efficiency of all fleet types as well as SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, including the ability to generate long-term value and cash flow that benefits SkyWest and its customers, people and shareholders, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statements unless required by law. Readers should note that many factors could affect the future operating and financial results of SkyWest and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to inflationary pressures, and related decreases in customer demand and spending; uncertainty regarding potential future outbreaks of infectious diseases or other health concerns, and the consequences of such outbreaks to the travel industry, including travel demand and travel behavior, and our major airline partners in general and the financial condition and operating results of SkyWest in particular; the prospects of entering into agreements with existing or other carriers to fly new aircraft; uncertainty regarding timing and performance of key third-party service providers; ongoing negotiations between SkyWest and its major airline partners regarding their contractual obligations; uncertainties regarding operation of new aircraft; the ability to attract and retain qualified pilots, mechanics and other personnel in operations; the impact of regulatory issues such as pilot rest rules and qualification requirements; the ability to obtain aircraft financing; the financial stability of SkyWest’s major airline partners and any potential impact of their financial condition on the operations of SkyWest; fluctuations in flight schedules, which are determined by the major airline partners for whom SkyWest conducts flight operations; variations in market and economic conditions; significant aircraft debt commitments; estimated useful life of long-lived assets, residual aircraft values and related asset impairments; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs and potential fuel shortages; the impact of weather-related, natural disasters and other air safety incidents on air travel and airline costs; aircraft deliveries; uncertainty regarding ongoing international hostilities, including those between Russia and Ukraine, Israel and Hamas, and Israel, the United States and Iran, and the related impacts on macroeconomic conditions and on the international operations of any of our major airline partners as a result of such conflicts; the availability of parts used in connection with maintenance and repairs of the aircraft; the availability of suitable replacement aircraft for aging aircraft; the impact of enacted and proposed U.S. tariffs on global economic conditions and the financial markets, passenger demand, the cost of aircraft parts and supplies sourced internationally and the cost of service providers located outside of the United States; the impact of potential future U.S. government shutdowns on air traffic controller staffing, flight cancellations and federal Essential Air Service subsidies; the possibility that the stock repurchase program may be suspended or discontinued at any time; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
OPERATING REVENUES:
Flying agreements	$1,064,549	$987,511	$2,042,434	$1,903,505
Lease, airport services and other	38,202	47,716	73,494	80,177
Total operating revenues	1,102,751	1,035,227	2,115,928	1,983,682

OPERATING EXPENSES:
Salaries, wages and benefits	426,826	390,243	848,930	767,554
Aircraft maintenance, materials and repairs	242,928	238,885	455,955	447,985
Depreciation and amortization	92,497	90,150	182,713	179,596
Aircraft fuel	60,563	27,459	99,467	51,947
Airport-related expenses	32,600	27,116	68,770	54,939
Other operating expenses	91,507	91,246	180,577	172,156
Total operating expenses	946,921	865,099	1,836,412	1,674,177
OPERATING INCOME	155,830	170,128	279,516	309,505

OTHER INCOME (EXPENSE):
Interest income	8,794	11,050	17,391	21,136
Interest expense	(24,926)	(26,566)	(49,391)	(53,684)
Other income (expense), net	(844)	8,504	(892)	6,877
Total other expense, net	(16,976)	(7,012)	(32,892)	(25,671)

INCOME BEFORE INCOME TAXES	138,854	163,116	246,624	283,834
PROVISION FOR INCOME TAXES	38,154	42,847	44,232	63,014
NET INCOME	$100,700	$120,269	$202,392	$220,820

BASIC EARNINGS PER SHARE	$2.55	$2.98	$5.10	$5.46
DILUTED EARNINGS PER SHARE	$2.54	$2.91	$5.04	$5.32

Weighted average common shares:
Basic	39,424	40,416	39,711	40,453
Diluted	39,617	41,351	40,142	41,475

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	June 30,	December 31,
	2026	2025
Cash and marketable securities	$600,979	$706,909
Other current assets	423,269	384,285
Total current assets	1,024,248	1,091,194

Property and equipment, net	5,845,352	5,742,968
Deposits on aircraft	100,000	100,000
Other long-term assets	442,630	452,087
Total assets	$7,412,230	$7,386,249

Current portion, long-term debt	$653,695	$546,812
Other current liabilities	1,146,732	1,120,796
Total current liabilities	1,800,427	1,667,608

Long-term debt, net of current maturities	1,642,763	1,845,272
Other long-term liabilities	1,207,547	1,126,936
Stockholders' equity	2,761,493	2,746,433
Total liabilities and stockholders' equity	$7,412,230	$7,386,249

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

SkyWest’s fleet in scheduled service or under contract by aircraft type:

	June 30, 2026	December 31, 2025	June 30, 2025
E175 aircraft	272	270	265
CRJ900 aircraft	43	36	36
CRJ700/E170 aircraft	77	82	88
CRJ550 aircraft	52	41	33
CRJ200 aircraft	73	58	80
Total aircraft in service or under contract	517	487	502

As of June 30, 2026, SkyWest leased 41 CRJ550s and one CRJ700 to third parties and had seven CRJ200s that are configured for service under SWC operations (these aircraft are excluded from the table above).

Selected operational data:

	For the three months ended June 30,				For the six months ended June 30,
Block hours by aircraft type:	2026	2025	% Change		2026	2025	% Change
E175s	229,991	219,566	4.7%		441,450	426,928	3.4%
CRJ900s	30,763	22,671	35.7%		58,733	45,659	28.6%
CRJ700s/E170s	59,964	68,058	(11.9)%		117,667	132,063	(10.9)%
CRJ550s	28,102	16,268	72.7%		52,573	27,340	92.3%
CRJ200s	47,876	49,706	(3.7)%		89,206	96,434	(7.5)%
Total block hours	396,696	376,269	5.4%		759,629	728,424	4.3%

Departures	227,960	222,874	2.3%		431,979	424,712	1.7%
Passengers carried	11,938,147	12,092,758	(1.3)%		22,270,657	22,483,122	(0.9)%
Adjusted flight completion	99.9%	99.9%	—	pts	99.9%	99.9%	—	pts
Raw flight completion	98.6%	99.1%	(0.5)	pts	98.0%	98.7%	(0.7)	pts
Passenger load factor	80.6%	82.8%	(2.2)	pts	79.4%	80.8%	(1.4)	pts
Average trip length	459	451	1.8%		465	457	1.8%

Adjusted flight completion percent excludes weather cancellations. Raw flight completion includes weather cancellations.

Supplemental Cash Flow Information

SkyWest receives certain fixed monthly cash payments under its capacity purchase agreements (“CPAs”) that are attributed to SkyWest’s overhead costs and certain fixed monthly cash payments associated with SkyWest’s aircraft ownership costs. Fixed payments allocated to the non-lease portion are recognized as revenue on a completed block hour basis over the applicable contract term. Fixed payments allocated to the lease portion are accounted for as lease revenue under the CPAs and are recognized on a straight-line basis over the applicable contract term. Fixed monthly cash payments received in excess of revenue recognized during the reporting period are recorded as deferred revenue and revenue recognized in excess of fixed monthly cash payments during the reporting period are recorded as unbilled revenue on SkyWest’s consolidated balance sheet. The following supplemental cash flow schedule summarizes the total revenue recognized in excess of the fixed monthly cash received during the indicated reporting periods and the cumulative difference as of June 30, 2026 and December 31, 2025 (dollars in thousands, unaudited).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue recognized in excess of fixed cash payments received	$26,872	$22,976	$50,786	$35,886

	As of June 30,	As of December 31,
	2026	2025
Cumulative fixed cash payments received in excess of revenue recognized, commonly referred to as "deferred revenue"	$213,823	$264,609